UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 20, 2026

CrossAmerica Partners LP

(Exact name of registrant as specified in its charter)

Delaware	001-35711	45-4165414
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

645 Hamilton Street, Suite 400 Allentown, PA	18101
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 625-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Units	CAPL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Certain Officer

On July 20, 2026, the Board of Directors (the “Board”) of CrossAmerica GP LLC, the general partner (the “General Partner”) of CrossAmerica Partners LP (“CrossAmerica” or the “Partnership”), appointed Jonathan E. Benfield to serve as Chief Financial Officer of the General Partner, effective immediately. Prior to this appointment, Mr. Benfield had served as Interim Chief Financial Officer and Chief Accounting Officer of the General Partner since March 2, 2026. Mr. Benfield’s biographical information was previously disclosed in the Partnership’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 2, 2026, which biographical information in Item 5.02 thereof is incorporated herein by reference.

There was no change to Mr. Benfield’s compensation in connection with his appointment as Chief Financial Officer. There are no arrangements or understandings between Mr. Benfield and any other persons pursuant to which he was appointed Chief Financial Officer, and Mr. Benfield has no family relationships with any director or executive officer of the Partnership. In addition, Mr. Benfield does not have a direct or indirect material interest in any transaction that would be required to be disclosed under Item 404(a) of Regulation S-K.

Award of Phantom Unit Grant to Non-Employee Directors

The Board approved the grant under the CrossAmerica Partners LP 2022 Incentive Award Plan (the “Plan”) of phantom units to each of Justin A. Gannon, Thomas E. Kelso, Mickey Kim, Kenneth G. Valosky, Joseph V. Topper, Jr. and John B. Reilly, III (the “Non-Employee Directors”). Pursuant to separate Phantom Unit Award Agreements (the “Agreements”), each of Messrs. Gannon, Kelso, Kim, Valosky, Topper and Reilly has been granted, effective July 21, 2026 (the “Grant Date”), an award of phantom units in an amount equal to the Fair Market Value (as defined in the Plan) of $66,875 on the Grant Date. The Agreements also include awards of distribution equivalent rights (“DERs”, as defined in the Plan) entitling the holder thereof to an amount equal to the distributions authorized to be paid quarterly to holders of common units representing limited partner interests in the Partnership (“Partnership Units”), which payments shall be made on or about the same date as the distributions to holders of Partnership Units. The phantom units awarded to the Non-Employee Directors will fully vest on the first anniversary of the Grant Date, conditioned upon continuous service as a Non-Employee Director. Upon vesting, each phantom unit will entitle the holder to receive a Partnership Unit or cash in an amount equal to the Fair Market Value of a Partnership Unit, as determined at the discretion of the Board or a duly appointed committee thereof.

Item 7.01 Regulation FD Disclosure

On July 21, 2026, the Partnership issued a press release announcing that the Board approved a quarterly distribution of $0.5250 per unit attributable to the second quarter of 2026 (annualized $2.10 per unit), consistent with the first quarter of 2026. The distribution attributable to the second quarter is payable on August 13, 2026 to all unitholders of record on August 3, 2026. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Current Report on Form 8-K is being furnished pursuant to Regulation FD. The information in Item 7.01 and Exhibit 99.1 of Item 9.01 of this report, according to general instruction B.2. of Form 8-K, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Current Report on Form 8-K shall not be incorporated by reference into any registration statement pursuant to the Securities Act of 1933, as amended. By filing this Current Report on Form 8-K and furnishing this information, the Partnership makes no admission as to the materiality of any information in this report that the Partnership chooses to disclose solely because of Regulation FD.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated July 21, 2026, regarding the declaration of a distribution
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CrossAmerica Partners LP
By:	CrossAmerica GP LLC
its general partner

By:	/s/ Keenan D. Lynch
	Name:	Keenan D. Lynch
	Title:	General Counsel and Chief Administrative Officer

Dated: July 21, 2026